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                                                                   EXHIBIT 99.2g


                    SALOMON BROTHERS HIGH INCOME FUND II INC

                        INVESTMENT MANAGEMENT AGREEMENT



                                                                    May __, 1998



Salomon Brothers Asset Management Inc
Seven World Trade Center
New York, New York  10048

Dear Sirs:

          This will confirm the agreement between the undersigned (the "Fund") and you (the "Investment Manager") as follows:

          1. The Fund is a closed-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund proposes to engage in the business of investing and reinvesting its assets in the manner and in accordance with the investment objectives and limitations specified in the Fund's Articles of Incorporation, as amended from time to time (the "Articles"), in the Registration Statement on Form N-2, as in effect from time to time (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") by the Fund under the 1940 Act and the Securities Act of 1933, as amended, and in such manner and to such extent as may from time to time be authorized by the Board of Directors of the Fund. Copies of the documents referred to in the preceding sentence have been furnished to the Investment Manager. Any amendments to these documents shall be furnished to the Investment Manager.

          2. The Fund employs the Investment Manager to (a) make investment strategy decisions for the Fund, (b) manage the investing and reinvesting of the Fund's assets as specified in paragraph 1, (c) place purchase and sale orders on behalf of the Fund, (d) provide continuous supervision of the Fund's investment portfolio, (e) provide or procure the provision of research and statistical data in relation to investing and other matters within the scope of the investment objectives and limitations of the Fund, and (f) provide the following services for the Fund: (A) compliance with the rules and regulations of the SEC, including record keeping, reporting requirements and preparation of registration statements and proxies to the extent such records, reports and documents are not maintained or furnished by the Fund's transfer agent, custodian, administrator or other agents employed by the Fund;
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(B) supervision of Fund operations, including coordination of functions of the transfer agent, custodian, accountants, counsel and other parties performing services or operational functions for the Fund, (C) administrative and clerical services, including accounting services, development of new shareholder services and maintenance of books and records to the extent such services are not otherwise provided by the Fund's transfer agent, custodian, administrator or other agents employed by the Fund; and (D) services to Fund shareholders, including responding to shareholder inquiries and maintaining a flow of information to shareholders. The Investment Manager shall have the sole ultimate discretion over investment decisions for the Fund. At the Investment Manager's own expense and subject to its supervision, the Investment Manager may delegate the performance of all or a part of its services under this agreement to others.

          3. (a) The Investment Manager shall, at its expense, (i) provide the Fund with office space, office facilities and personnel reasonably necessary for performance of the services to be provided by the Investment Manager pursuant to this agreement, and (ii) provide the Fund with persons satisfactory to the Fund's Board of Directors to serve as officers and employees of the Fund.

          (b) Except as provided in subparagraph (a), the Fund shall be responsible for all of the Fund's expenses and liabilities, including organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Investment Manager); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; fees and expenses incurred in connection with listing the Fund's shares on any stock exchange; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians, sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; fees of the SEC; expenses of registering or qualifying securities of the Fund for sale; freight and other charges in connection with the shipment of the Fund's portfolio securities; fees and expenses of non-interested directors; travel expenses or an appropriate portion thereof of directors and officers of the Fund who are directors, officers or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors or any committee thereof; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; litigation and other extraordinary or non-recurring expenses.

          4. As manager of the Fund's assets, the Investment Manager shall make investments for the Fund's account in accordance with the investment objectives and limitations set forth in the Articles, the Registration Statement, the 1940 Act, the provisions of the Internal Revenue Code of 1986, as amended relating to regulated investment companies, and policy decisions adopted by the Fund's Board of Directors from time to time. The Investment Manager shall advise the Fund's officers and Board of Directors, at such times as the Fund's Board of Directors may specify, of investments made for the Fund's account and shall, when requested by the Fund's officers or Board of Directors, supply the reasons for making such investments.
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          5.   The Investment Manager may contract with or consult with such banks, other securities firms, brokers or other parties, without additional expense to the Fund, as it may deem appropriate regarding investment advice, research and statistical data, clerical assistance, accounting services or otherwise.

          6. The Investment Manager is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Investment Manager or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Investment Manager is further authorized, to the extent permitted by applicable law, to select brokers for the execution of trades for the Fund, which broker may be an affiliate of the Investment Manager, provided that the affiliated broker's charge for the transaction is reasonable and fair compared to the usual and customary levels charged by other brokers in connection with comparable transactions involving similar securities.

          7. The Investment Manager is authorized, for the purchase and sale of the Fund's portfolio securities, to employ such dealers and brokers as may, in the judgment of the Investment Manager, implement the policy of the Fund to obtain the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Investment Manager is authorized to direct the execution of the Fund's portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Investment Manager to be useful or valuable to the performance of its investment advisory functions for the Fund. Information so received will be in addition to and not in lieu of the services required to be performed by the Investment Manager. It is understood that the expenses of the Investment Manager will not necessarily be reduced as a result of the receipt of such information or research.

          8. In consideration of the services to be rendered by the Investment Manager under this agreement, the Fund shall pay the Investment Manager a monthly fee in United States dollars on the first business day of each month for the previous month at an annual rate of 1.00% of the value of the Fund's average weekly net assets plus the proceeds of any outstanding borrowings used for leverage ("average weekly net assets" means the average weekly value of the total assets of the Fund, including the amount obtained from leverage and any proceeds from the issuance of preferred stock, minus the sum of (i) accrued liabilities of the Fund, (ii) any accrued and unpaid interest on outstanding borrowings and (iii) accumulated dividends on shares of preferred stock), commencing on the date of the first receipt by the Fund of the proceeds of the sale of shares to the Underwriters as described in the Registration Statement. For purposes of this calculation, average weekly net assets is determined at the end of each month on the basis of the average net assets of the Fund for each week during the month. The assets for each weekly period are determined by averaging the net assets at the last business day of a week with the net assets at the last business day of the prior week. If the fee payable to the Investment Manager pursuant to this paragraph 8 begins to accrue before the end of any month or if this agreement terminates before the end of any month, the fee for the period from such date to the end of such month or from the
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beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

          9. In consideration of the Investment Manager's undertaking to render the services described in this agreement, the Fund agrees that the Investment Manager shall not be liable under this agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this agreement, provided that nothing in this agreement shall be deemed to protect or purport to protect the Investment Manager against any liability to the Fund or its stockholders to which the Investment Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties under this agreement or by reason of its reckless disregard of its obligations and duties hereunder ("disabling conduct"). The Fund will indemnify the Investment Manager against, and hold it harmless from, any and all losses, claims, damages, liabilities or expenses, including reasonable counsel fees and expenses and any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from disabling conduct by the Investment Manager. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Investment Manager was not liable by reason of disabling conduct, or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Investment Manager was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of directors of the Fund who are neither "interested persons" of the Fund nor parties to the proceeding ("disinterested non-party directors"), or (b) an independent legal counsel in a written opinion. The Investment Manager shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. The Investment Manager shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Investment Manager shall provide security in form and amount acceptable to the Fund for its undertaking;
(b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Investment Manager will ultimately be found to be entitled to indemnification. For purposes of this paragraph 9 only, the term "Investment Manager" shall be deemed to include affiliates of the Investment Manager to whom the Investment Manager has delegated the exercise of all or any of its powers, discretion and duties under this agreement.

          10. This agreement shall continue in effect until 2 years from the date hereof and thereafter for successive annual periods, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Fund's outstanding voting securities (as defined in the 1940
Act) or by the Fund's Board of Directors and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Fund's
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directors who are not parties to this agreement or "interested persons" (as defined in the 1940 Act) of any such party. This agreement may be terminated at any time, without the payment of any penalty, by a vote of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act) or by a vote of a majority of the Fund's entire Board of Directors on 60 days' written notice to the Investment Manager or by the Investment Manager on 60 days' written notice to the Fund. This agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act). The respective agreements, covenants, indemnities and other statements set forth in Section 9 hereof shall remain in full force and effect regardless of any termination or cancellation of this agreement. All property of the Fund shall be returned to the Fund as soon as reasonably practicable after the termination of this agreement.

          11. Upon expiration or earlier termination of this agreement, the Fund shall, if reference to "Salomon Brothers" is made in the corporate name of the Fund and if the Investment Manager requests in writing, as promptly as practicable change its corporate name and the name of the Fund so as to eliminate all reference to "Salomon Brothers", and thereafter the Fund shall cease transacting business in any corporate name using the words "Salomon Brothers" or any other reference to the Investment Manager or "Salomon Brothers". The foregoing rights of the Investment Manager and obligations of the Fund shall not deprive the Investment Manager, or any affiliate thereof which has "Salomon Brothers" in its name, of, but shall be in addition to, any other rights or remedies to which the Investment Manager and any such affiliate may be entitled in law or equity by reason of any breach of this agreement by the Fund, and the failure or omission of the Investment Manager to request a change of the Fund's name or a cessation of the use of the name of "Salomon Brothers" as described in this paragraph 11 shall not under any circumstances be deemed a waiver of the right to require such change or cessation at any time thereafter for the same or any subsequent breach.

          12. Except to the extent necessary to perform the Investment Manager's obligations under this agreement, nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or any affiliate of the Investment Manager, or any employee of the Investment Manager, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association. Nothing herein shall be construed as constituting the Investment Manager an agent of the Fund.

          13. This agreement shall be governed by the laws of the State of New York.
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          14.  All notices hereunder shall be in writing and shall be delivered in person or by telex or facsimile (followed by delivery in person to the parties at the addresses set forth below).

If to the Fund:

                       Salomon Brothers High
                        Income Fund II Inc
                       c/o Salomon Brothers Asset
                        Management Inc
                       Seven World Trade Center
                       New York, New York 10048
                       Attention: President


If to the Investment Manager:

                       Salomon Brothers Asset
                        Management Inc
                       Seven World Trade Center
                       New York, New York 10048
                       Attention: President

or such other name or address as may be given in writing to the other party.

          Unless specifically provided elsewhere, notice given as provided above shall be deemed to have been given, if by personal delivery, on the day of such delivery, and if by telex or facsimile and mail, on the date on which such telex or facsimile is sent.

          15. This agreement constitutes the entire agreement among the parties hereto.

          16. This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
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          If the foregoing correctly sets forth the agreement between the Fund and the Investment Manager, please so indicate by signing and returning to the Fund the enclosed copy hereof.

                                       Very truly yours,

                                       SALOMON BROTHERS HIGH INCOME
                                        FUND II INC


                                       By:
                                          -------------------------
                                          Name:  Heath B. McLendon
                                          Title:  Chairman of the
                                                       Board and President


ACCEPTED:

SALOMON BROTHERS ASSET
 MANAGEMENT INC


By:
   ---------------------------
   Name:  Michael S. Hyland
   Title:  President